Exhibit 32.2

Exhibit under line item (32) of Item 601 of Regulation S-K accompanying this Report on Form 10-Q pursuant to Securities and Exchange Commission Release No. 33-8238 et al. and not deemed filed herewith:

Certification of the Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation furnished in connection with its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Northrop Grumman Corporation (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2003, as filed with the Securities and Exchange Commission on August 6, 2003 (the “Report”), I, Richard B. Waugh, Jr., Corporate Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes)-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ RICHARD B. WAUGH, JR.
Richard B. Waugh, Jr. Corporate Vice President and Chief Financial Officer

August 6, 2003

A signed original of this written statement required by Section 906 has been provided to Northrop Grumman Corporation and will be retained by Northrop Grumman Corporation and furnished to the Securities and Exchange Commission or its staff upon request.